Exhibit 99.1

LETTER INVESTOR Q1 2023 125 YEARS May 4, 2023

TABLE OF CONTENTS 03 Letter to Investors 19 Conference Call Details 05 Summary 20 Important Disclosures Forward-Looking Statements 06 Financial Results Non-GAAP Financial Measures 09 SBU Results Use of Hyperlinks 21 Reference Tables 15 Outlook Financial Tables (Unaudited) 17 Enabling Mobility Other Data Tables 19 End Notes Reconciliation of Non-GAAP Financial Measures See “Important Disclosures – Non-GAAP Financial Measures” and “Reference Tables” for further explanation and reconciliation tables for Total Segment Operating Income and Margin; Free Cash Flow; Adjusted Net Income (Loss); and Adjusted Diluted Earnings per Share, reflecting the impact of certain significant items on the 2023 and 2022 periods. Letter to Investors Summary Financial Results SBU Results Outlook Enabling Mobility End Notes Disclosures Reference Tables Q1 2023 - 2

TO OUR INVESTORS

Over the next six months, we will celebrate two important milestones for Goodyear: the two-year anniversary of our acquisition of Cooper Tire and our 125th year as a company. We feel great pride and purpose in those achievements, which are happening in a year where—for the second year in a row— we have been named Auto Bild's "Top Manufacturer of the Year" for our industry-leading summer products. We are energized by the significance of these achievements and feel confident in the outlook for our business as we move ahead.

Cooper Tire Integration Update

The integration of Cooper Tire was largely completed during the first quarter with the successful migration of both the ERP and HR systems in January, which will allow us to fully capture the benefits of our announced run-rate cost synergies of $250 million by the second quarter of this year. In addition to executing planned actions to drive efficiencies during the quarter, we've combined our portfolio of brands as part of our product screen, enabling an unmatched product offering across the entire value spectrum for our customers and consumers. We are also leveraging our TireHub distribution and Goodyear retail networks with our combined product portfolio. With these actions successfully achieved, our business is well positioned for margin expansion and sustainable value creation. You can find more information on the status of the Cooper Tire integration here.



First Quarter Results & Outlook

While our first quarter results were significantly impacted by weak industry volumes and inflation, we are driving toward strong operating results as we move through the year, particularly in Americas and Asia Pacific. We expect to work through continuing cost inflation and contractionary demand in many of our markets in the first half of 2023. Even so, we are anticipating relative stability in industry demand during the third quarter and the resumption of year-over-year growth in the fourth quarter, given significant declines in the comparable period. At the same time, we should benefit from decreases in raw material costs and moderation in inflation.

As a result, even in this relatively low demand environment—and with the full benefits of the Cooper Tire synergies—we expect to achieve second half segment operating margin that should bring us much closer to our near-term target of 8%, which was our expectation when we announced the acquisition. What's more, the actions we will take to reduce our costs and further leverage our value proposition will drive margin higher in the years to come.

Americas Segment

In the U.S. consumer replacement industry, our value proposition remains strong, and supply continues to be tight for premium, high-value-added products – especially for light truck and SUV tires – which plays to our strengths. This is especially true given the acceleration of consumer OE production, where we are winning a high share on new fitments. At the same time, demand for travel is robust, with U.S. miles driven up 4% year-to-date and slightly ahead of 2019 levels. With the successful completion of the Cooper Tire integration and the outlook for favorable raw material costs, we anticipate strong earnings growth and significant margin expansion in the second half of this year.

Letter to Investors | Summary | Financial Results | SBU Results | Outlook | Enabling Mobility | End Notes | Disclosures | Reference Tables

GOODYEAR

Q1 2023 - 3

TO OUR INVESTORS

EMEA Segment

The replacement industry in EMEA has been impacted by weaker demand due to the Russia / Ukraine conflict and higher energy costs for consumers. With announced price increases in January, EMEA returned to breakeven profitability during the quarter. The region has also continued to record market share gains, with strong growth in consumer and commercial OE. We expect EMEA's segment operating income to improve and for the region to move toward recent levels of historical segment operating income by mid-year. Having said that, structural shifts in the macroeconomic and industry outlook in Europe are leading us to accelerate actions to reduce our cost structure in order to improve our margins over the long term.

In our fourth quarter investor letter, we shared that we had launched a review of our European cost structure, including potential savings from business transformation initiatives and from actions we could take to improve our manufacturing cost. As part of our strategic review, we've set out a goal to reduce our consumer manufacturing cost by ~$3.00 per tire over the next five years. For more details, see page 12. We remain committed to a profitable, value-generating business in EMEA.



Asia Pacific Segment

In Asia Pacific, we're beginning to see growth following the reopening of the Chinese economy after several years of intermittent pandemic-related closures. The industry outlook is positive and our business is poised to accelerate growth. Our profitability in Asia Pacific is positioned to return to 2019 levels this year, bolstered by a consumer OE portfolio geared toward luxury, SUV and electric vehicle fitments and an aligned distribution model in consumer replacement. Beyond 2023, the consumer OE and replacement industry should grow in the mid-single digit range, providing an environment where we can return the business back to double-digit margins over the next few years.

"Our people and our culture are the fabric of our company, and I'm tremendously proud of how our team has acted with agility to serve our customers and to address unparalleled demand volatility and inflation over the last three years. As I think about the path ahead, and despite the macroeconomic uncertainty that surrounds us today, I am confident in Goodyear's future. Building on our strong history of leadership, we will continue to drive innovation in our industry and lay the foundation for the next 125 years.

On behalf of our dedicated Goodyear associates around the world, thank you for your support and trust."

Richard J. Kramer
Chairman, Chief Executive Officer & President


GOODYEAR

Letter to Investors | Summary | Financial Results | SBU Results | Outlook | Sustainability | Mobility | End Notes | Disclosures | Reference Tables

GOODYEAR

Q1 2023 - 4

SUMMARY

First Quarter Financial Highlights

- Net sales grew 1% compared with the first quarter of 2022, 4% excluding foreign currency
  - Unit volume down 7% versus 2022, reflecting a weaker replacement industry driven by a strong comparable period and channel destocking
  - Revenue per tire (excluding currency impact) up 12% versus the first quarter of 2022
- Goodyear net loss of $101 million (compared to $96 million of income in prior year); adjusted net loss of $82 million (compared to $105 million of income in prior year)
- Segment operating income of $125 million compared to $303 million in prior year

Reflections on the Quarter

Positives

- Strong price/mix of $418 million, exceeded raw material costs by $114 million
- Continued OE industry recovery and the benefit of new fitment wins globally
- U.S. vehicle miles traveled up ~4% compared to prior year; Western Europe up ~13%
- Benefitting from Cooper Tire combination; synergies on track

Negatives

- Weak global replacement industry environment, reflecting a strong comparison and channel destocking
  - Consumer replacement industry down ~6%
  - Commercial replacement industry down ~7% in Americas and EMEA
- Continued impact of inflation
- Overall weak European results


GOODYEAR
GOODYEAR
GOODYEAR
EAGLE F1

Letter to Investors | Summary | Financial Results | SBU Results | Outlook | Enabling Mobility | End Notes | Disclosures | Reference Tables

GOODYEAR

Q1 2023 - 5

FINANCIAL RESULTS

First quarter results were impacted by overall weaker industry volume and ongoing pressure from cost inflation, partly offset by continued strong price/mix.

Global replacement industry volume was down 5.2% in the quarter, reflecting a strong comparable period and channel destocking. Goodyear replacement volume, by comparison, declined 11.2% — worse than the industry, reflecting growth in imports, particularly in Europe and Latin America.

Global OE industry volume grew 3.3%, reflecting recovery in OE production. Goodyear OE volume increased 8.2% — better than the industry — reflecting share gains from recent EV fitment wins.

Income Statement

First quarter sales increased 0.7% compared to prior year, driven by strong price/mix, partly offset by the effect of lower volume and the impact of foreign exchange. Revenue per tire increased 12% excluding the impact of foreign exchange. Tire unit volume in the quarter totaled 41.8 million units, down 7.1% from prior-year levels. The stronger U.S. dollar reduced sales by approximately 3%.

First quarter 2023 net loss was $101 million ($0.35 per share loss) compared to net income of $96 million ($0.33 per share) a year ago. The decrease in net income was primarily due to cost of goods sold increases, driven by inflation and higher raw material costs, in excess of increases in net sales.

After adjusting for significant items, our first quarter net loss was $82 million, compared to $105 million of net income in the prior year's quarter. Lower adjusted net income primarily reflects reduced segment operating income ($125 million compared with $303 million a year ago).

Adjusted earnings per share on a diluted basis were a $0.29 loss compared to $0.37 of income a year ago.

NET SALES

+$33m YoY

+0.7%


$4,908
2022
$4,941
2023

NET INCOME (LOSS)

($197)m YoY

-205.2%


$96
2022
2023
($101)

RETURN ON NET SALES	2.0%	-2.0%
EPS	$0.33	($0.35)
ADJUSTED EPS	$0.37	($0.29)

TIRE UNITS

(3.2)m YoY

-7.1%


45.0
2022
41.8
2023

(4.0)m UNITS — REPLACEMENT -11.2% YoY

0.8m UNITS — OE +8.2% YoY

SEGMENT OPERATING INCOME

($178)m YoY

-58.7%


$303
2022
$125
2023

SOI MARGIN	6.2%	2.5%

Terms: Units & $ in millions except per share amounts
All per share amounts are diluted

Letter to Investors | Summary | Financial Results | SBU Results | Outlook | Enabling Mobility | End Notes | Disclosures | Reference Tables

GOODYEAR

Q1 2023 - 6

FINANCIAL RESULTS

Segment Operating Income Drivers

Reported first quarter segment operating income was $125 million, down $178 million compared to prior year.

The impact of lower volume was ($138) million, including ($73) million from lower sales volume (3.2 million units lower) and ($65) million from lower production during the fourth quarter (down 3.5 million units compared to the fourth quarter of the prior year) to align with industry demand.

The benefits from price/mix of $418 million more than offset raw material cost increases of $304 million – a net benefit of $114 million. The net benefit of price/mix versus raw material costs offset most of the impact related to cost inflation and other cost increases, which totaled ($185) million.

Strong price/mix reflected several price increases over the last 12 months in each of our business units. Price/mix also includes the benefit of contractual raw material index agreements with original equipment and fleet customers.

Calculated inflation of ($126) million reflected a global inflation rate of ~7%. "Efficiency, Excess Inflation and Other Cost Increases" of ($59) million primarily reflects increases in the cost of transportation, energy and wages that exceeded calculated inflation rates. The total of inflation and other cost increases in the quarter included increased manufacturing wages of $81 million, transportation costs of $52 million, and higher energy costs of $38 million. Most of the increase in energy costs was in EMEA.

The impact of foreign currency translation from a stronger U.S. dollar was ($7) million during the period.

"Other" changes in segment operating income of $38 million were driven by a benefit of $21 million related to a reduction in U.S. duty rates on certain commercial tires that were imported during 2021 and lower R&D and advertising expenses of $15 million.

The synergies of the Cooper Tire combination during the quarter totaled approximately $40 million year-over-year, including lower SAG and R&D as the effect of integration activities continue to benefit results. These are included in the results above. For more information about Cooper synergies, click here.


Segment Operating Income
First Quarter 2023 versus 2022
$303
Q1 2022 SOI
($73)
Volume
($65)
Unabsorbed Fixed Cost
$418
Price/Mix
($304)
Raw Materials[(a)]
($126)
Calculated Inflation (CPI)[(b)]
($59)
Efficiency, Excess Inflation & Other Cost Increases
($7)
Currency
$38
Other[(c)]
$125
Q1 2023 SOI
($138) Total Volume Impact
$114 Net P/M vs Raws
($185) Inflation & Other Costs

Terms: $ in millions

Letter to Investors | Summary | Financial Results | SBU Results | Outlook | Enabling Mobility | End Notes | Disclosures | Reference Tables

GOODYEAR

Q1 2023 - 7

FINANCIAL RESULTS

Balance Sheet and Cash Flow

At the end of the first quarter, total debt was $9.0 billion compared to $8.4 billion at the same time last year. Net debt was $7.9 billion, compared to $7.3 billion at the end of the first quarter 2022, primarily reflecting higher inventory (inventory up 2.0 million units versus a year ago) and the impact of inflation on working capital.

Cash flow from operating activities for the first quarter was a use of $775 million compared with a use of $711 million in the prior year, reflecting lower earnings partially offset by an improvement in net working capital.

First quarter production was 3.7 million units lower than the first quarter of 2022 reflecting lower industry demand. Our working capital efficiency (working capital as a percent of sales) remains in line with historical first quarter levels of approximately 14%.

TOTAL DEBT

+$641m YoY

NET DEBT

+$612m YoY


$8,370
$9,011
$7,317
$7,929
2022
2023
AS OF MARCH 31
Terms: $ in millions


GOODYEAR

Debt Maturity Schedule First Quarter 2023


$1,945[2(a)]
$109[2(b)]
$283[2(c)]
$801
$1,705
$1,048
$1,174
$850
$1,600
2023
2024
2025
2026
2027
2028
2029
≥2030
Funded Debt
Undrawn Credit Lines
Terms: US$ millions

Letter to Investors | Summary | Financial Results | SBU Results | Outlook | Enabling Mobility | End Notes | Disclosures | Reference Tables

GOODYEAR

Q1 2023 - 8

SBU RESULTS - AMERICAS

First Quarter Highlights

First quarter results were impacted negatively by softer industry volume and the ongoing effects of inflation. Americas consumer replacement volume declined approximately 9%, driven by a strong comparable period and channel destocking. Similarly, our commercial volumes have normalized in line with 2019 levels, consistent with the industry. Results included continued benefits from strong price/mix while U.S. consumer replacement market share remained stable year-over-year.

Net Sales

Net sales in Americas of $2.9 billion decreased by $48 million, or 1.6%, compared with the first quarter of 2022.

The slight decline in sales was driven by 7.5% lower tire volume, mostly offset by a 6% increase in revenue per tire.

NET SALES

($48)m YoY
-1.6%



$2,915
2022
$2,867
2023

Segment Operating Income

Segment operating income in Americas was $79 million compared with $216 million a year ago - a decrease of $137 million.

This result reflects the impact of lower volume, including ($44) million of lower sales volume and ($49) million of unabsorbed overhead from lower production in the fourth quarter.

Price/mix benefits of $149 million more than offset raw material cost increases of $106 million and a portion of inflation and other cost increases, which totaled $99 million.

Results included a benefit of $21 million from a duty refund on imported tires.

SEGMENT OPERATING INCOME

($137)m YoY
-63.4%



$216
2022
$79
2023

	2022	2023
SOI MARGIN	7.4 %	2.8 %

Terms: $ in millions



Letter to Investors | Summary | Financial Results | SBU Results | Outlook | Enabling Mobility | End Notes | Disclosures | Reference Tables

GOODYEAR

Q1 2023 - 9

SBU RESULTS - AMERICAS

Tire Volumes

Overall volume in Americas was down 1.7 million units, or 7.5% below first quarter 2022 levels. Replacement volume was 9.9% lower (1.8 million units), while OE volume increased 4.8%, or 0.1 million units.

- The decline in replacement volume (for both Goodyear and the industry) during the first quarter primarily reflects comparison to a strong first quarter 2022 and channel destocking. The consumer replacement industry in the first quarter 2023 was closer to pre-pandemic levels (~3% below 2019).
- The growth in the OE tire business primarily reflected ongoing recovery in auto production.

TIRE UNITS



(1.7)m
-7.5%
YoY
22.2
2022
20.5
2023
(1.8)m
UNITS
REPLACEMENT
-9.9% YoY
0.1m
UNITS
OE
+4.8% YoY
Terms: Units in millions

Sell-Out Activity

U.S. industry retail sales to end consumers (i.e., "sell out") were down approximately 2% compared to prior year. Goodyear volumes declined more than the industry but were in line with USTMA members.

At the end of the first quarter, U.S. consumer replacement channel inventories of legacy Goodyear-branded products were in line with the same period last year. This compares with inventories up 10% year-over-year at the end of the fourth quarter 2022.

Update on USTMA Non-Member Imports

During our two most recent quarterly investor letters, we noted the impact of a temporary influx of Asian imports on reported industry volumes during the second and third quarters of 2022. Disruptions in shipping during 2021 resulted in a large number of tire shipments from these Asian sources being delayed and ultimately delivered in large numbers in 2022. While these shipments, at times, have a significant impact on reported industry volumes, most of these products are sold at price points that are well below the segments Goodyear targets and, therefore, are seen as having no significant long-term impact on Goodyear's sales. Sell-in of these tires have now been lower on a year-over-year basis since Q3 2022.

Update on Tupelo, MS Operations

We previously shared that a tornado impacted the manufacturing facility and adjacent warehouse in Tupelo, Mississippi on April 1. Thanks to the careful planning and quick response by our plant teams, all employees are safe. However, the storm did significant damage to the plant, resulting in its temporary shutdown.

The Tupelo facility produced approximately 10 million units in 2022. Primary product lines produced are private label and economy-branded products, including Mastercraft and Starfire. The facility produces minimal tires for OE customers.

Inventory at the facility was largely intact. We are mitigating the impact on our customers by leveraging existing inventory, through substitutions, and by increasing production at other legacy Cooper facilities, which should help to offset lost production until Tupelo comes back online beginning in June.

Americas sales are expected to be negatively impacted by $110 million to $130 million in the second quarter of 2023. The related lost sales margins, as well as unabsorbed fixed costs and other period expenses during the shut-down and subsequent ramp-up period of the Tupelo facility, are expected to negatively impact Americas operating income by $60 million to $80 million in the second quarter of 2023.

With a successful ramp-up of the facility beginning in June, along with the actions to mitigate lost production described above, we would not expect the full-year impact to materially exceed this amount.

We expect that a significant portion of the business interruption impacts will ultimately be reimbursed by our insurance.

See the Form 8-K disclosure here for additional details.

Letter to Investors | Summary | Financial Results | SBU Results | Outlook | Enabling Mobility | End Notes | Disclosures | Reference Tables

GOODYEAR Q1 2023 - 10

SBU RESULTS - EMEA

First Quarter Highlights

The sequential improvement in EMEA's segment operating income was driven by higher price/mix benefits and lower input costs. At the same time, earnings were still well below first quarter 2022 levels, mainly driven by persistently weak industry volume.

Net Sales

Net sales in EMEA of $1.5 billion increased $66 million, or 4.6%, compared with the first quarter of 2022.

The increase in sales was driven by a 24% increase in revenue per tire (excluding the impact of foreign currency), partly offset by the impact of currency devaluation of 9% and lower unit volumes of 8%.

NET SALES

+$66m
+4.6%
YoY


$1,426
2022
$1,492
2023

Segment Operating Income

Segment operating income in EMEA was $8 million compared with segment operating income of $59 million a year ago – a decrease of $51 million.

This result reflects the impact of lower volume, including ($26) million of lower sales volume and ($17) million of unabsorbed overhead from lower production in the fourth quarter.

Price/mix benefits of $223 million more than offset raw material cost increases of $163 million and most of the inflation and other cost increases, which totaled $83 million.

SEGMENT OPERATING INCOME

($51)m
-86.4%
YoY


$59
2022
$8
2023

	2022	2023
SOI MARGIN	4.1%	0.5%

Terms: $ in millions


ATTENTION
ANGLES MORTS

Letter to Investors Summary Financial Results **SBU Results** Outlook Enabling Mobility End Notes Disclosures Reference Tables

GOODYEAR Q1 2023 – 11

SBU RESULTS - EMEA

Tire Volumes

Overall volume in EMEA was down 1.3 million units, or 9.1% below first quarter 2022 levels. Replacement volume was 16.1% lower (1.9 million units), while OE volume increased 18.9%, or 0.6 million units.

- The decline in replacement volume (for both Goodyear and the industry) during the first quarter primarily reflects weak industry conditions and channel destocking. Goodyear performed below the industry but more in line with ETRMA members.
- The growth in the OE tire business primarily reflected ongoing recovery in auto production and ramp-up of new fitments.

TIRE UNITS



(1.3)m
-9.1%
YoY
14.5
2022
13.2
2023
(1.9)m
UNITS
REPLACEMENT
-16.1% YoY
0.6m
UNITS
OE
+18.9% YoY
Terms: Units in millions

Sell-Out Activity

Industry retail sales to end consumers (i.e., "sell out") were up approximately 1% during the quarter, reversing a trend of lower industry sell-out during the second half of 2022. By comparison, Goodyear sell-out volumes declined slightly in the first quarter after above-industry performance during 2022.

At the end of the first quarter, European consumer replacement channel inventories of legacy Goodyear-branded products were up 14% compared with a year ago, driven by higher winter tire inventories. This compares with overall inventories up 31% year-over-year at the end of the fourth quarter.

Review of European Cost Structure

In our fourth quarter investor letter, we shared that we had launched a review of our European cost structure, including potential savings from business transformation initiatives and from actions we could take to improve our manufacturing cost. This review was necessitated by the weakening economic and industry environment in Europe.

We have continued to progress on business transformation planning. Our goal is to achieve a significant reduction in SAG costs, driven by simplification and standardization and through leveraging our global business services organization, beginning in mid-2024. We expect this initiative could result in savings of approximately $75-$100 million on an annualized basis.

At the same time, we are also conducting a review of our manufacturing footprint in EMEA, given lower industry demand, diminishing profit pools in the lower tier segments and our objective to improve our overall cost position. This planning includes a comprehensive approach to reducing our high-cost capacity and modernizing our footprint in EMEA, with a goal to reduce our consumer tire conversion cost per tire by ~$3.00 in the region over the next five years (from a 2022 baseline).

Finally, as part of our efforts to focus our European business and self-fund the planned restructuring, we are reviewing our portfolio of brands, our manufacturing assets, and certain real estate related to recently shuttered operations for potential opportunities to reallocate capital to areas with higher return opportunity.

The scope of this review is significant, and these actions would be in addition to previously announced restructuring actions. Any plans we ultimately propose will be subject to required consultation with relevant stakeholders. We will update you on our planning again later in the year.
We remain committed to a profitable, value-generating business in EMEA.



Letter to Investors Summary Financial Results SBU Results Outlook Enabling Mobility End Notes Disclosures Reference Tables

Q1 2023 - 12

SBU RESULTS - ASIA PACIFIC

First Quarter Highlights

Asia Pacific results reflect growth in revenue and segment operating income compared to the prior year, driven by China. Results include stable share in both replacement and OE on slightly lower industry volume.

Net Sales

Net sales in Asia Pacific of $582 million increased $15 million, or 2.6%, compared to the first quarter of 2022.

The sales increase reflects a 13% increase in revenue per tire (excluding the impact of foreign currency), partly offset by the impact of currency devaluation of 7% and 2% lower unit volumes.

Segment Operating Income

Segment operating income in Asia Pacific was $38 million compared with $28 million a year ago – an increase of $10 million.

This result reflects price/mix benefits of $46 million, which more than offset raw material cost increases of $35 million and $3 million of other cost increases.

NET SALES

+$15m
+2.6%
YoY


$567
2022
$582
2023

SEGMENT OPERATING INCOME

+$10m
+35.7%
YoY


$28
2022
$38
2023

	2022	2023
SOI MARGIN	4.9%	6.5%

Terms: $ in millions


GOODYEAR

Letter to Investors Summary Financial Results SBU Results Outlook Enabling Mobility End Notes Disclosures Reference Tables

GOODYEAR Q1 2023 - 13

SBU RESULTS - ASIA PACIFIC

Tire Volumes

Overall volume in Asia Pacific was down 0.2 million units in the quarter, or 2.2% below 2022 levels. Replacement volume was 5.2% lower (0.3 million units), while OE volume increased 2.4%, or 0.1 million units.

- This result reflected a consumer replacement industry that was down approximately 3% compared with the first quarter of 2022.
- Strong growth in consumer OE primarily reflected the ramp-up of new fitments.

TIRE UNITS



(0.2)m
YoY
-2.2%
8.3
2022
8.1
2023
(0.3)m
UNITS
REPLACEMENT
-5.2% YoY
0.1m
UNITS
OE
+2.4% YoY

Terms: Units in millions

Spotlight on Asia Pacific Business

Despite the volatility of the past three years because of COVID, our Asia Pacific business has been establishing a foundation for future growth.

Its successes include achieving a steady rate of rich-mix OE fitment wins, completing the integration of Cooper Tire, establishing a direct-to-retail sales model in China to make the tire-buying process easier and expanding our distribution footprint in India.

The industry outlook remains positive in Asia Pacific, led by opportunities in key growth markets, namely China and India.

In the decade leading up to COVID, the Asia Pacific business averaged approximately $300 million of segment operating income. We remain confident in the future profitability of the Asia Pacific region and are well-positioned to take advantage of industry trends.

Among those where we are well-positioned:

- Mix Shift: The China car parc is accelerating to EV, luxury and SUV at both replacement and OE while India moves from the value to the mid-tier segment
- Electrification: China is the world leader in making and buying EVs, with ~60% of total EV sales globally
- Solutions: Long-haul and last-mile delivery growth driven by e-commerce are creating the need for new solutions

The business remains focused on executing key initiatives in these and other areas to grow profitably in the years to come.



GOODYEAR

Letter to Investors | Summary | Financial Results | SBU Results | Outlook | Enabling Mobility | End Notes | Disclosures | Reference Tables

GOODYEAR

Q1 2023 - 14

OUTLOOK

Second Quarter 2023

Second quarter results are expected to be impacted negatively by the effects of softer industry volume and the ongoing effects of inflation. Having said that, we are expecting significant growth in Americas segment operating income margin, as well as margin growth in Asia Pacific, driven by the continued benefits of price/mix and improving raw material and other cost trends.

Volume

- Overall unit volumes are expected to be slightly below prior year levels, with continuing recovery at OE (up ~10%), offset by replacement weakness (down ~5%).
- Lower production in the first quarter totaling 3.7 million units (of which 0.3 million are commercial) will negatively impact second quarter unabsorbed overhead.
- Lower production in the second quarter totaling 3.0 million units (of which 0.4 million are commercial) will negatively impact third quarter unabsorbed overhead.

Price/Mix vs Raws

- We expect improvements in price/mix to exceed raw material cost increases, with a net benefit of ~$200 million.

Raw Materials

- We expect raw material costs to be higher than prior year by approximately $100 million, an improvement from levels impacting the first quarter of 2023.

Other Input Costs

- We estimate the impact from calculated and excess (non-raw material) inflation in the second quarter to be approximately $180 million compared with the second quarter of 2022.

Foreign Currency

- International earnings are expected to be impacted unfavorably $10 to $15 million by a stronger U.S. dollar based on current spot rates.

U.S. Storm Impact

- The tornado that impacted our operations in Tupelo, MS is expected to negatively impact Q2 operating income by $60 to $80 million. While this will be reflected in SOI, the effect will be called out as a significant item for purposes of our calculation of adjusted EPS.

Tax Rate

- We expect our operating tax rate to be in line with our historical rate.

Cash Flow

- Second quarter free cash flow is expected to be neither a significant source nor use, consistent with historical seasonality.

Volume Considerations for the Second Quarter

Consumer and commercial replacement markets reflect different regional dynamics. Global consumer OE volume is expected to grow on continued industry recovery and market share gains.

AMERICAS

- Expect consumer replacement industry weakness with continued channel destocking
- Drivers of consumer demand (i.e., "sell out") favorable with year-to-date U.S. miles driven indicators above prior year levels
- Commercial replacement industry demand normalizing

EMEA

- Expect volume softness in consumer replacement given a strong comparable period and continued destocking
- Commercial replacement impacted by weak economic activity in the region

ASIA PACIFIC

- Expect recovery in replacement volume in China due to a weak comparable period
- Robust consumer OE growth on industry recovery and benefit of new fitment wins

Letter to Investors | Summary | Financial Results | SBU Results | Outlook | Enabling Mobility | End Notes | Disclosures | Reference Tables

GOODYEAR

Q1 2023 - 15

OUTLOOK

2023 – Other Financial Assumptions

Overall costs have declined since our February investor update, including ~$100 million in raw materials and ~$50 million in other costs, driven by finished goods transportation and energy & utilities.

Additional financial assumptions for the year follow.


GOODYEAR
GTE
GOODYEAR

	Current Assumption	Prior Assumption
Raw Materials 3(a)	Based on current spot rates, **FY ~$100 million higher** (Q2 ~$100 million higher, Q3 ~$75 million lower, Q4 ~$225 million lower)	FY ~$200 million higher (Q1 ~$300 million higher, Q2 ~$100 million higher, H2 ~$200 million lower)
Interest Expense 3(b)	~$500 million	Same
Other (Income) Expense	Financing fees: ~$40 million 3(b)	Same
	Global pension related (excluded from SOI): $90 to $110 million 3(c)	Same
Cash Taxes 3(d)	~$200 million	Same
Depreciation & Amortization	~$950 million	Same
Global Pension Cash Contributions 3(e)	$25 to $50 million	Same
Working Capital	Source of ~$100 million	Same
Capital Expenditures	~$1.0 billion	Same
Rationalization Payments	~$100 million	Same
Corporate Other	$150 to $175 million	Same

Letter to Investors Summary Financial Results SBU Results **Outlook** Enabling Mobility End Notes Disclosures Reference Tables

GOODYEAR Q1 2023 - 16

ENABLING MOBILITY AND DRIVING SUSTAINABILITY

Driving excellence in innovation, sales and marketing and operations will continue to help us deliver sustainable revenue and profit growth while increasing the value of our brands.


TEST WINNER 2023
GOODYEAR
Eagle F1 Asymmetric 6
TOP MANUFACTURER SUMMER 2023
GOODYEAR
1st PLACE

Goodyear Named Top Summer Tire Manufacturer for Second Consecutive Year

Goodyear has once again been recognized by the prestigious German automotive publication and tire tester Auto Bild with its 'Top Manufacturer: Summer 2023' award. Testers recognized the consistent performance of Goodyear's range of premium summer tires throughout its thorough tests of some of the market's most popular brands.

In addition, Goodyear's Eagle F1 Asymmetric 6 took top honors in Auto Bild's recent summer tire test. Goodyear's ultra-high performance (UHP) tire performed better than 49 other products to rank top of the list in this prestigious test. It was the overall winner and was ranked first or joint first in 10 of 12 test metrics, as well as being awarded Auto Bild's Eco-Master title.

These awards, in addition to success in test rankings across Goodyear's summer range demonstrates our outsanding level of technical excellence and performance across summer driving conditions.

To learn more, read this press release and read this press release.


GOODYEAR X MERCEDES-BENZ

Goodyear Announces New Partnership with Mercedes-Benz

Goodyear recently became a Preferred Partner for Mercedes-Benz (Thailand) Limited. As a result, certain models of Mercedes-Benz cars produced and distributed in Thailand will be equipped with Goodyear tires.

This partnership is another example of the strength of our ties with automakers around the world. We continue to anticipate and respond to the mobility needs of our customers and solve their most complex technical problems, making us a supplier of choice.


INNOVATION FOR ELECTRIC VEHICLES
RANGEMAX RSD EV
GOODYEAR
RANGEMAX RSD EV
GOODYEAR'S BEST REGIONAL DRIVE TIRE FOR ENERGY EFFICIENCY, ENGINEERED TO HELP IMPROVE BATTERY RANGE AND DELIVER FUEL SAVINGS

Goodyear Introduces First EV Tire for Regional Fleets

Goodyear recently introduced our first electric vehicle-ready tire, the RangeMax™ RSD® EV, which is compatible with electric vehicle (EV) and gas- or diesel-powered regional work vehicles.

The RangeMax RSDEV is equipped to handle the higher load capacities of EVs and was engineered to deliver lower rolling resistance for improved efficiency to fleets, regardless of drivetrain.

Part of Goodyear's portfolio of Total Mobility solutions, RangeMax RSDEV is the latest addition to Goodyear's EV tire portfolio, designed to meet the unique needs of the EV segment.

To learn more, read this press release.

Letter to Investors | Summary | Financial Results | SBU Results | Outlook | Enabling Mobility | End Notes | Disclosures | Reference Tables

GOODYEAR

Q1 2023 - 17

ENABLING MOBILITY AND DRIVING SUSTAINABILITY

ERG Spotlight: Engagement and Inclusion Foster Associate Connections

Goodyear's innovation and creativity is driven by the diversity of our associates and fostered by our inclusive environment. Our commitment to diversity is showcased by our eight employee resource groups (ERGs), which engage associates from all areas of the company with opportunities for networking, education, service and connection with one another.

Pictured here, members of our ADAPT (Abled and Disabled Associates Partnering Together) ERG came together to celebrate and raise awareness on World Down Syndrome Day by wearing brightly colored socks.

Throughout the year, our ERGs organize opportunities such as this for associates to celebrate, share and reflect on some of the most important aspects of our lives and heritage.



Goodyear Receives Global Recognition

Goodyear recently received two Tire Technology International Awards for Innovation and Excellence: **Tire Manufacturing Innovation of the Year** for our new manufacturing process in Dudelange, Luxembourg, and **Tire Concept of the Year** for our 90% sustainable-material demonstration tire.

The Tire Technology International Awards for Innovation and Excellence are recognized as some of the industry's top accolades and aim to celebrate the best new technologies and innovations from all over the world.


tire
TECHNOLOGY
AWARDS

Letter to Investors | Summary | Financial Results | SBU Results | Outlook | Enabling Mobility | End Notes | Disclosures | Reference Tables

GOODYEAR

Q1 2023 - 18

END NOTES 1 Segment Operating Income (SOI) results first quarter 2023 versus 2022: (a) Raw materials variance includes raw material cost saving measures; (b) Estimated impact of general inflation (wages, utilities, energy, transportation and other); (c) Includes the impacts of other tire-related businesses, advertising and R&D 2 Debt Maturity Schedule based on March 31, 2023 balance sheet values and excludes notes payable, finance and operating leases and other domestic and foreign debt: (a) At March 31, 2023, our borrowing base, and therefore our availability, was $42 million below the facility’s stated amount of $2.75 billion; At March 31, 2023, there were $805 million of borrowings and $3 million of letters of credit issued; (b) At March 31, 2023, the amounts available and utilized under the Pan-European securitization program totaled $218 million (€200 million); (c) At March 31, 2023, there were $196 million (€180 million) of borrowings outstanding under the German tranche, $392 million (€360 million) of borrowings outstanding under the all-borrower tranche and no letters of credit issued under the €800 million European revolving credit facility 3 2023 Other Financial Assumptions: (a) Includes commodity and foreign exchange spot rates; (b) Assumes no refinancing activity; (c) Excludes one-time charges and benefits from pension settlements and curtailments; (d) Excludes one-time items; (e) Excludes direct benefit payments Conference Call The Company will host an investor call on Friday, May 5 at 8:00 a.m. EDT that will focus on questions and answers. Participating in the conference call will be Richard J. Kramer, chairman, chief executive officer and president; and Christina L. Zamarro, executive vice president and chief financial officer. The investor call can be accessed on the website or via telephone by calling either (800) 579-2543 or (785) 424-1789 before 7:55 a.m. and providing the conference ID “Goodyear.” A replay will be available by calling (800) 938-2376 or (402) 220-1129. The replay will also remain available on the website. About Goodyear Goodyear is one of the world’s largest tire companies. It employs about 74,000 people and manufactures its products in 57 facilities in 23 countries around the world. Its two Innovation Centers in Akron, Ohio, and Colmar-Berg, Luxembourg, strive to develop state-of-the-art products and services that set the technology and performance standard for the industry. For more information about Goodyear and its products, go to www.goodyear.com/corporate. Letter to Investors Summary Financial Results SBU Results Outlook Enabling Mobility End Notes Disclosures Reference Tables Q1 2023 - 19

IMPORTANT DISCLOSURES

Forward-Looking Statements

Certain information contained in this Investor Letter constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. There are a variety of factors, many of which are beyond our control, that affect our operations, performance, business strategy and results and could cause our actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to: a prolonged economic downturn or period of economic uncertainty; our ability to achieve the expected benefits of the Cooper Tire & Rubber Company acquisition; the impact on us of the COVID-19 pandemic; increases in the prices paid for raw materials and energy; inflationary cost pressures; delays or disruptions in our supply chain or the provision of services to us; changes in tariffs, trade agreements or trade restrictions; our ability to implement successfully our strategic initiatives; actions and initiatives taken by both current and potential competitors; deteriorating economic conditions or an inability to access capital markets; a labor strike, work stoppage, labor shortage or other similar event; financial difficulties, work stoppages, labor shortages or supply disruptions at our suppliers or customers; the adequacy of our capital expenditures; foreign currency translation and transaction risks; our failure to comply with a material covenant in our debt obligations; potential adverse consequences of litigation involving the company; as well as the effects of more general factors such as changes in general market, economic or political conditions or in legislation, regulation or public policy. Additional factors are discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

Non-GAAP Financial Measures (unaudited)

This Investor Letter presents non-GAAP financial measures, including Total Segment Operating Income and Margin, Free Cash Flow, Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share (EPS), which are important financial measures for the company but are not financial measures defined by U.S. GAAP, and should not be construed as alternatives to corresponding financial measures presented in accordance with U.S. GAAP.

Total Segment Operating Income is the sum of the individual strategic business units' (SBUs') Segment Operating Income as determined in accordance with U.S. GAAP. Total Segment Operating Margin is Total Segment Operating Income divided by Net Sales as determined in accordance with U.S. GAAP. Management believes that Total Segment Operating Income and Margin are useful because they represent the aggregate value of income created by the company's SBUs and exclude items not directly related to the SBUs for performance evaluation purposes. The most directly comparable U.S. GAAP financial measures to Total Segment Operating Income and Margin are Goodyear Net Income (Loss) and Return on Net Sales (which is calculated by dividing Goodyear Net Income (Loss) by Net Sales).

Free Cash Flow is the company's Cash Flows from Operating Activities as determined in accordance with U.S. GAAP, less capital expenditures. Management believes that Free Cash Flow is useful because it represents the cash generating capability of the company's ongoing operations, after taking into consideration capital expenditures necessary to maintain its business and pursue growth opportunities. The most directly comparable U.S. GAAP financial measure is Cash Flows from Operating Activities.

Adjusted Net Income (Loss) is Goodyear Net Income (Loss) as determined in accordance with U.S. GAAP adjusted for certain significant items. Adjusted Diluted Earnings Per Share (EPS) is the company's Adjusted Net Income (Loss) divided by Weighted Average Shares Outstanding-Diluted as determined in accordance with U.S. GAAP. Management believes that Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share (EPS) are useful because they represent how management reviews the operating results of the company excluding the impacts of non-cash impairment charges, rationalizations, asset write-offs, accelerated depreciation, asset sales and certain other significant items.

It should be noted that other companies may calculate similarly-titled non-GAAP financial measures differently and, as a result, the measures presented herein may not be comparable to such similarly-titled measures reported by other companies. See the following tables for reconciliations of historical Total Segment Operating Income and Margin, Free Cash Flow, Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share to the most directly comparable U.S. GAAP financial measures.

Use of Hyperlinks

The information that can be accessed by clicking on hyperlinks included in this Investor Letter is not incorporated by reference in, or considered to be a part of, this Investor Letter.



Letter to Investors | Summary | Financial Results | SBU Results | Outlook | Enabling Mobility | End Notes | Disclosures | Reference Tables

GOODYEAR Q1 2023 - 20

REFERENCE TABLES TABLE OF CONTENTS Financial Tables (Unaudited) Table 1 Consolidated Statements of Operations .................................................................................................................................................22 Table 2 Consolidated Balance Sheets ................................................................................................................................................................. 23 Table 3 Consolidated Statements of Cash Flows ................................................................................................................................................ 24 Table 4 Reconciliation of Segment Operating Income & Margin.........................................................................................................................25 Table 5 Reconciliation of Free Cash Flows ..........................................................................................................................................................26 Table 6 Reconciliation of Total Debt and Net Debt.............................................................................................................................................. 27 Table 7 Reconciliation of Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share .......................................................................28 Other Data Tables Table 8 Industry and Goodyear Growth Rates .....................................................................................................................................................30 Table 9 Foreign Currency Rate Assumptions .......................................................................................................................................................31 Table 10 Commodity Spot Rate Assumptions ....................................................................................................................................................... 32 Letter to Investors Summary Financial Results SBU Results Outlook Enabling Mobility End Notes Disclosures Reference Tables Q1 2023 - 21

FINANCIAL TABLES (UNAUDITED) Table 1 Consolidated Statements of Operations Three Months Ended March 31, (In millions, except per share amounts) 2023 2022 Net Sales $ 4,941 $ 4,908 Cost of Goods Sold 4,193 3,966 Selling, Administrative and General Expense 664 688 Rationalizations 32 11 Interest Expense 127 104 Other (Income) Expense 25 5 Income (Loss) before Income Taxes (100) 134 United States and Foreign Tax Expense (Benefit) (1) 38 Net Income (Loss) (99) 96 Less: Minority Shareholders’ Net Income 2 — Goodyear Net Income (Loss) $ (101) $ 96 Goodyear Net Income (Loss) — Per Share of Common Stock Basic $ (0 ..35) $ 0 .34 Weighted Average Shares Outstanding 285 284 Diluted $ (0 .35) $ 0 .33 Weighted Average Shares Outstanding 285 287 Q1 2023 - 22

FINANCIAL TABLES (UNAUDITED) Table 2 Consolidated Balance Sheets March 31, December 31, (In millions, except share data) 2023 2022 Assets: Current Assets: Cash and Cash Equivalents $ 1,082 $ 1,227 Accounts Receivable, less Allowance — $104 ($112 in 2022) 3,244 2,610 Inventories: Raw Materials 1,053 1,191 Work in Process 236 187 Finished Products 3,264 3,193 4,553 4,571 Prepaid Expenses and Other Current Assets 334 257 Total Current Assets 9,213 8,665 Goodwill 1,019 1,014 Intangible Assets 995 1,004 Deferred Income Taxes 1,497 1,443 Other Assets 1,148 1,035 Operating Lease Right-of-Use Assets 973 976 Property, Plant and Equipment, less Accumulated Depreciation — $11,645 ($11,377 in 2022) 8,326 8,294 Total Assets $ 23,171 $ 22,431 Liabilities: Current Liabilities: Accounts Payable — Trade $ 4,452 $ 4,803 Compensation and Benefits 602 643 Other Current Liabilities 923 872 Notes Payable and Overdrafts 517 395 Operating Lease Liabilities due Within One Year 200 199 Long Term Debt and Finance Leases due Within One Year 290 228 Total Current Liabilities 6,984 7,140 Operating Lease Liabilities 817 821 Long Term Debt and Finance Leases 8,204 7,267 Compensation and Benefits 978 998 Deferred Income Taxes 124 134 Other Long Term Liabilities 640 605 Total Liabilities 17,747 16,965 Commitments and Contingent Liabilities Shareholders’ Equity: Goodyear Shareholders’ Equity: Common Stock, no par value: Authorized, 450 million shares, Outstanding shares — 283 million in 2023 and 2022 283 283 Capital Surplus 3,120 3,117 Retained Earnings 5,674 5,775 Accumulated Other Comprehensive Loss (3,824) (3,875) Goodyear Shareholders’ Equity 5,253 5,300 Minority Shareholders’ Equity — Nonredeemable 171 166 Total Shareholders’ Equity 5,424 5,466 Total Liabilities and Shareholders’ Equity $ 23,171 $ 22,431 Q1 2023 - 23

FINANCIAL TABLES (UNAUDITED) Table 3 Consolidated Statements of Cash Flows Three Months Ended March 31, (In millions) 2023 2022 Cash Flows from Operating Activities: Net Income (Loss) $ (99) $ 96 Adjustments to Reconcile Net Income (Loss) to Cash Flows from Operating Activities: Depreciation and Amortization 251 244 Amortization and Write-Off of Debt Issuance Costs 2 3 Provision for Deferred Income Taxes (60) 3 Net Rationalization Charges 32 11 Rationalization Payments (21) (36) Net (Gains) Losses on Asset Sales (2) (4) Operating Lease Expense 74 74 Operating Lease Payments (70) (72) Pension Contributions and Direct Payments (20) (16) Changes in Operating Assets and Liabilities, Net of Asset Acquisitions and Dispositions: Accounts Receivable (603) (842) Inventories 46 (436) Accounts Payable — Trade (302) 276 Compensation and Benefits (42) (82) Other Current Liabilities 61 19 Other Assets and Liabilities (22) 51 Total Cash Flows from Operating Activities (775) (711) Cash Flows from Investing Activities: Capital Expenditures (291) (276) Asset Dispositions 2 8 Short Term Securities Acquired (82) (9) Short Term Securities Redeemed 1 16 Notes Receivable (76) (34) Other Transactions (10) (5) Total Cash Flows from Investing Activities (456) (300) Cash Flows from Financing Activities: Short Term Debt and Overdrafts Incurred 294 418 Short Term Debt and Overdrafts Paid (175) (246) Long Term Debt Incurred 2,840 2,914 Long Term Debt Paid (1,883) (2,114) Common Stock Issued (1) (5) Debt Related Costs and Other Transactions — 15 Total Cash Flows from Financing Activities 1,075 982 Effect of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash 8 2 Net Change in Cash, Cash Equivalents and Restricted Cash (148) (27) Cash, Cash Equivalents and Restricted Cash at Beginning of the Period 1,311 1,164 Cash, Cash Equivalents and Restricted Cash at End of the Period $ 1,163 $ 1,137 Q1 2023 - 24

FINANCIAL TABLES (UNAUDITED) Table 4 Reconciliation of Segment Operating Income & Margin Three Months Ended March 31, (In millions) 2023 2022 Total Segment Operating Income $ 125 $ 303 Less: Rationalizations 32 11 Interest Expense 127 104 Other (Income) Expense 25 5 Asset Write-Offs and Accelerated Depreciation, Net 2 — Corporate Incentive Compensation Plans 20 19 Retained Expenses of Divested Operations 4 3 Other 15 27 Income (Loss) before Income Taxes $ (100) $ 134 United States and Foreign Tax Expense (Benefit) (1) 38 Less: Minority Shareholders’ Net Income 2 — Goodyear Net Income (Loss) $ (101) $ 96 Net Sales $ 4,941 $ 4,908 Return on Net Sales -2.0% 2.0% Total Segment Operating Margin 2.5% 6.2% Q1 2023 - 25

FINANCIAL TABLES (UNAUDITED) Table 5 Reconciliation of Free Cash Flows Three Months Ended Trailing Twelve March 31, Months Ended (In millions) 2023 2022 March 31, 2023 Net Income (Loss) $ (99) $ 96 $ 14 Depreciation and Amortization 251 244 971 Change in Working Capital (859) (1,002) (546) Pension Expense 32 18 87 Pension Contributions and Direct Payments (20) (16) (64) Provision for Deferred Income Taxes (60) 3 (35) Rationalization Payments (21) (36) (80) Other(a) 1 (18) 110 Cash Flows from Operating Activities (GAAP) $ (775) $ (711) $ 457 Capital Expenditures (291) (276) (1,076) Free Cash Flows (non-GAAP) $ (1,066) $ (987) $ (619) Cash Flows from Investing Activities (GAAP) $ (456) $ (300) $ (1,070) Cash Flows from Financing Activities (GAAP) $ 1,075 $ 982 $ 668 (a) Other includes amortization and write-off of debt issuance costs, net pension curtailments and settlements, net rationalization charges, net (gains) losses on asset sales, operating lease expense and payments, compensation and benefits less pension expense, other current liabilities, and other assets and liabilities Q1 2023 - 26

FINANCIAL TABLES (UNAUDITED) Table 6 Reconciliation of Total Debt and Net Debt March 31, December 31, March 31, (In millions) 2023 2022 2022 Accounts Receivable $ 3,244 $ 2,610 $ 3,220 Inventories 4,553 4,571 4,026 Accounts Payable — Trade (4,452) (4,803) (4,339) Working Capital(a) $ 3,345 $ 2,378 $ 2,907 Notes Payable and Overdrafts $ 517 $ 395 $ 570 Long Term Debt and Finance Leases due Within One Year 290 228 350 Long Term Debt and Finance Leases 8,204 7,267 7,450 Total Debt $ 9,011 $ 7,890 $ 8,370 Less: Cash and Cash Equivalents 1,082 1,227 1,053 Net Debt $ 7,929 $ 6,663 $ 7,317 (a) Working capital represents accounts receivable and inventories, less accounts payable - trade Q1 2023 - 27

FINANCIAL TABLES (UNAUDITED) Table 7 Reconciliation of Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share First Quarter 2023 Rationalizations, Foreign Currency As Asset Write-offs, Translation Other Legal As Reported and Accelerated Adjustment Claims Adjusted Depreciation Write-Off (In millions, except per share amounts) Net Sales $ 4,941 $ - $ - $ - $ 4,941 Cost of Goods Sold 4,193 (12) - 3 4,184 Gross Margin 748 12 - (3) 757 SAG 664 10 - - 674 Rationalizations 32 (32) - - - Interest Expense 127 - - - 127 Other (Income) Expense 25 - 5 - 30 Pre-tax Income (Loss) (100) 34 (5) (3) (74) Taxes (1) 8 - (1) 6 Minority Interest 2 - - - 2 Goodyear Net Income (Loss) $ (101) $ 26 $ (5) $ (2) $ (82) EPS $ (0.35) $ 0.09 $ (0.02) $ (0.01) $ (0.29) Q1 2023 - 28

FINANCIAL TABLES (UNAUDITED) Table 7 Reconciliation of Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share First Quarter 2022 Rationalizations, As Asset Write-offs, Discrete Asset As Reported and Accelerated Tax Items Sales Adjusted Depreciation (In millions, except per share amounts) Net Sales $ 4,908 $ - $ - $ - $ 4,908 Cost of Goods Sold 3,966 - - - 3,966 Gross Margin 942 - - - 942 SAG 688 - - - 688 Rationalizations 11 (11) - - - Interest Expense 104 - - - 104 Other (Income) Expense 5 - - 4 9 Pre-tax Income 134 11 - (4) 141 Taxes 38 2 (4) - 36 Minority Interest - - - - - Goodyear Net Income $ 96 $ 9 $ 4 $ (4) $ 105 EPS $ 0.33 $ 0.03 $ 0.02 $ (0.01) $ 0.37 Q1 2023 - 29

OTHER DATA TABLES Table 8 Industry and Goodyear Growth Rates Three Months Ended March 31, 2023 Industry & Goodyear Growth Industry Goodyear Americas Consumer Replacement -7.4% -9.4% Consumer OE 7.2% 4.3% Commercial Replacement -6.6% -15.7% Commercial OE 5.5% 8.6% EMEA Consumer Replacement -5.6% -16.3% Consumer OE 15.3% 18.5% Commercial Replacement -6.2% -13.6% Commercial OE 11.6% 22.4% Asia Pacific Consumer Replacement -3.2% -4.9% Consumer OE -2.8% 0.4% Commercial Replacement 6.0% -3.9% Commercial OE 5.6% 10.3% Total Company Consumer Replacement -5.7% -11.0% Consumer OE 3.0% 7.2% Commercial Replacement -1.4% -13.3% Commercial OE 6.8% 14.7% Total Company Replacement -5.2% -11.2% OE 3.3% 8.2% Note: Industry growth data as reported at time of this Investor Letter Q1 2023 - 30

OTHER DATA TABLES Table 9 Foreign Currency Rate Assumptions April 21, FX Spot Rates 2023 2022 USD / BRL 5.049 4.622 USD / CNY 6.894 6.450 USD / EUR 0.901 0.923 USD / TRY 19.402 14.709 EUR / TRY 21.531 15.939 Q1 2023 - 31

OTHER DATA TABLES Table 10 Commodity Spot Rate Assumptions April 21, Commodity Rates 2023 2022 Modeling Assumption Comments Butadiene ($ / LB) $ 0 .45 $ 0 .74 Key driver of synthetic rubber prices Natural Rubber ($ / LB) 0.62 0.77 Driver of natural rubber prices Crude Oil ($ / BBL) 81.66 108.33 Proxy for pigments, chemicals, oils Steel ($ / Tonne) 1,091.79 1,498.90 Key driver of wire prices NA HSFO ($ / BBL) 66.15 91.80 Key driver of carbon black prices Polyester ($ / LB) 0.46 0.52 Key driver of fabric prices Q1 2023 - 32

Good Year